Exhibit 3.1

ARTICLES OF INCORPORATION

OF

RING ENERGY, INC.

(as amended February 6, 2013)

FIRST

The name of the corporation is Ring Energy Inc.

SECOND

The registered office of the corporation in the State of Nevada is located at 1802 N. Carson Street, Suite 212, Carson City, Nevada 89701.  The corporation may maintain an office, or offices, in such other places within or without the State of Nevada as may be from time to time designated by the Board of Directors or by the By-Laws of the corporation.  The corporation may conduct all corporation business of every kind and nature outside the State of Nevada as well as within the State of Nevada.

THIRD

The objects for which this corporation is formed are to engage in any lawful activity, including, but not limited to the following:

a)

Shall have such rights, privileges and powers as may be conferred upon corporations by any existing law.

b)

May at any time exercise such rights, privileges and powers, when not inconsistent with the purposes and objects for which this corporation is organized.

c)

Shall have power to have succession by its corporate name for the period limited in its certificate or articles of incorporation, and when no period is limited, perpetually, or until dissolved and its affairs wound up according to law.

d)

Shall have power to sue and be sued in any court of law or equity.

e)

Shall have power to make contracts.

f)

Shall have power to hold, purchase and convey real and personal estate and to mortgage or lease any such real and personal estate with its franchises.  The power to hold real and personal estate shall include the power to take the same by devise or bequest in the State of Nevada, or in any other state, territory or country.

g)

Shall have power to appoint such officers and agents as the affairs of the corporation shall require, and to allow them suitable compensation.

h)

Shall have power to make By-Laws not inconsistent with the constitution or laws of the Untied States, or of the State of Nevada, for the management, regulation and government of its affairs and property, the transfer of its stock, the transaction of its business, and the calling and holding of meetings of its stockholders.

i)

Shall have power to wind up and dissolve itself, or be wound up or dissolved.

j)

Shall have power to adopt and use a common seal or stamp, and alter the same at pleasure.  The use of a seal or stamp by the corporation on any corporate documents is not necessary.  The corporation may use a seal or stamp, if it desires, but such use or nonuse shall not in any way affect the legality of the document.

k)

Shall have the power to borrow money and contract debts when necessary for the transaction of its business, or for the exercise of its corporate rights, privileges or franchises, or for any other lawful purpose of its incorporation; to issue bonds, promissory notes, bills of exchange, debentures and other obligations and evidences of indebtedness, payable at a specified time or times, or payable upon the happening of a specified event or events, whether secured by mortgage, pledge or otherwise, or unsecured, for money borrowed, or in payment for property purchased, or acquired, or for any other lawful object.

l)

Shall have power to guarantee, purchase, hold, sell, assign, transfer, mortgage, pledge or otherwise dispose of the shares of the capital stock of, or any bonds, securities or evidences of the indebtedness created by, any other corporation or corporations of the State of Nevada, or any other state or government and, while owners of such stock, bonds, securities or evidences of indebtedness, to exercise all rights, powers and privileges of ownership, including the right to vote, if any.

m)

Shall have power to purchase, hold, sell and transfer shares of its own capital stock, and use therefore its capital, capital surplus, surplus, or other property to fund.

n)

Shall have power to conduct business, have one or more offices, and conduct any legal activity in the State of Nevada, and in any of the several states, territories, possessions and dependencies of the United States, the District of Columbia, and any foreign countries.

o)

Shall have power to do all and everything necessary and proper for the accomplishment of the objects enumerated in its certificate or articles of incorporation, or any amendment thereof, or necessary or incidental to the protection and benefit of the corporation, and, in general, to carry on any lawful business necessary or incidental to the attainment of the objects of the corporation, whether or not such business is similar in nature to the objects set forth in the certificate or articles of incorporation of the corporation, or any amendments thereof.

p)

Shall have power to make donations for the public welfare or for charitable, scientific or educational purposes.

q)

Shall have power to enter into partnerships, general or limited, or joint ventures, in connection with any lawful activities, as may be allowed by law.

FOURTH

The corporation is authorized to issue two classes of shares to be designated, respectively, “Common Stock” and “Preferred Stock.”  The total number of shares the corporation is authorized to issue is Two Hundred million (200,000,000).  The number of shares of Common Stock authorized is one hundred fifty million (150,000,000) shares, par value $0.001 per share.  The number of shares of Preferred Stock authorized is fifty million (50,000,000) shares, par value $0.001.

a)

Common Stock.  All rights accruing to the outstanding shares of the corporation not expressly provided for to the contrary herein or in the By-Laws of the Corporation, or in any amendment hereto or thereto, shall be vested in the Common Stock.

b)

Preferred Stock.  Except as otherwise provided herein or required by law, the Board of Directors is hereby vested with the authority to provide, out of the unissued shares of Preferred Stock, for one or more classes or series of Preferred Stock and, with respect to each such class or series, to prescribe the classes, series and the number of each class or series of Preferred Stock and the voting powers, designations, preferences, limitations, restrictions and relative rights of each class or series of Preferred Stock.

FIFTH

The governing board of the corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the By-Laws or this corporation, providing that the number of directors shall not be reduced to fewer than one (1).

The first Board of Directors shall be one (1) in number and the name and post office address of the Director shall be listed as follows:

Daniel A. Kramer

1802 N. Carson St., Ste. 212

Carson City, NV 89701

SIXTH

The capital stock, after the amount of the subscription price, or par value, has been paid in, shall not be subject to assessment to pay the debts of the corporation.

SEVENTH

The name and post office address of the Incorporator signing the Articles of Incorporation is as follows:

Daniel A. Kramer

1802 N. Carson St., Ste. 212

Carson City, NV  89701

EIGHTH

The Resident Agent for this corporation shall be VAL-U-CORP SERVICES INC.  The address of the Resident Agent, and the registered or statutory address of this corporation in the State of Nevada, shall be:  1802 N. Carson St., Ste. 212, Carson City, Nevada 89701.

NINTH

The corporation is to have perpetual existence.

TENTH

The authority to adopt, amend or repeal bylaws is reserved exclusively to the Board of Directors.

ELEVENTH

No shareholder shall be entitled as matter of right to subscribe for or receive additional shares of any class of stock of the corporation, whether now or hereafter authorized, or any bonds, debentures or securities convertible into stock, but such additional shares of stock or other securities convertible into stock may be issued or disposed of by the Board of Directors to such person and on such terms as in its discretion it shall deem advisable.

TWELFTH

Except as otherwise provided by statute a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer unless it is proven that:

a)

The director’s or officer’s act or failure to act constituted a breach of his or her fiduciary duties as a director or officer; and

b)

The breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

THIRTEENTH

This corporation reserves the right to amend, alter, change or repeal any provision contained in the Articles of Incorporation, in the manner now or hereafter prescribed by statute, or by the Articles of Incorporation, and all rights conferred upon Stockholders herein are granted subject to this reservation.

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